<FILENAME>mgccissb2a1.txt

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospecus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Registration No.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                  Form SB-2/A-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ---------------------------------------

                          MGCC INVESTMENT STRATEGIES INC.
                 (Name of small business issuer in its charter)

                          -----------------------------

         NEVADA                          8748                     88-0495105
     ---------------                     ----                    -----------
(State of jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization) Classification Code Number)   Identification No.)
                               ----------------------------

                             Raymond Cottrell, President
                             3105 N. Rainbow Blvd.
                             Las Vegas, NV 89108
                             Tel: (702) 312-3072

         (Address, including zip code and telephone number of principal executive offices and principal place of business and
            name, address and telephone number of agent for service)

     Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective.


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.


     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.


     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.


     If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ] -------------------------.

                         CALCULATION OF REGISTRATION FEE

   Title of each           Amount of        Dollar Amount to          Proposed             Proposed            Amount of
class of securities    securities to be       be registered           maximum              maximum          registration fee
  to be registered        registered                             offering price per       aggregate
                                                                       share            offering price
====================  ===================  ===================  ==================== ==================== ====================
    Common Stock       1,000,000 shares         $100,000               $0.10               $100,000             $246.00
====================  ===================  ===================  ==================== ==================== ====================



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        Prospectus dated June 1, 2002

                        MGCC INVESTMENT STRATEGIES INC.

                1,000,000 shares of $0.0001 par value Common Stock
                        Purchase Price of $0.10 per share


The Offering:
                                    Per Share              Total
                                   -----------          -----------
Public Price                        $0.10               $  100,000

Underwriting Discounts/

     Commissions (1)(2)                                 $     0.00

Proceeds to MGCC Investment Strategies Inc.  (3)        $  100,000

This is a "self-underwritten" public offering, with no minimum purchase requirement.

(1) We are not using an underwriter for this offering.
See "Plan of Distribution."
(2) The expenses indicated do not include legal, accounting, printing, and related costs incurred in making this offering. We will need to pay all such costs, which we estimate to be $10,000.
(3) There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from this offering will be immediately available to MGCC Investment Strategies Inc. for its use.

Our Company, MGCC Investment Strategies Inc. was organized on in Nevada on June 8, 2000.

We intend to provide guidance to public companies and other companies wishing to enter the public markets to raise capital, raise awareness of their businesses and effect strategic mergers, acquisition and other business combinations. We may receive fees as compensation for our efforts.

This is an initial public offering of common stock. There is no public trading market for our stock, and no assurance can be given that an active market will ever develop. The offering price for our stock may not be the same as any market price for our stock that might develop after the offering.

This offering involves a high degree of risk, and the securities offered by this prospectus are highly speculative. You should only buy this stock if you can afford to lose your entire investment. SEE "RISK FACTORS" (BEGINNING ON PAGE 6) AND "DILUTION' (BEGINNING ON PAGE 13) TO READ ABOUT RISKS YOU SHOULD CAREFULLY CONSIDER BEFORE BUYING THIS STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether the information in this prospectus is truthful or complete. It is a criminal offense for anyone to inform you otherwise.

The information in this prospectus will be subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities, nor may we accept offers to buy, until the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall we sell any of these securities, in any state where such offer, solicitation or sale would be unlawful before registration or qualification under such state's securities laws.

Inside front cover page of prospectus
--------------------------------------------------------------------------------


                                TABLE OF CONTENTS
                                      Page
Summary  ......................................................................4
Summary of Selected Financial Information  ....................................5
Risk Factors  .................................................................5
Use of Proceeds  ..............................................................9
Determination of Offering Price  ..............................................9
Dilution  ....................................................................10
Plan of Distribution  ........................................................12
Legal Proceedings ............................................................13
Directors, Executive Officers, Promoters &
     Control Persons  ........................................................14
Security Ownership of Certain Beneficial
     Owners and Managers  ....................................................15
Description of Securities ....................................................16
Interest of Named Experts and Counsel  .......................................16
Shares Eligible for Future Sale...............................................16
Limitations on Directors and Officers Liability ..............................17
Organization Within the Last Five Years ......................................17
Description of Business ......................................................17
Management's Discussion and Analysis or
      Plan of Operation  .....................................................20
Description of Property ......................................................21
Market for Common Equity and Related Transactions. ...........................21
Executive Compensation .......................................................21
Certain Relationships and Related Transactions................................22
Changes in and Disagreements with Accountants
     on Accounting and Financial Disclosure...................................22
Financial Statements  ...............................................F-1 to FQ-7

                         MGCC Investment Strategies Inc.
                                   Offering of
                        1,000,000 Shares of Common Stock


                                   PROSPECTUS


                                  June 1, 2002


MGCC Investment Strategies Inc. intends to become a fully reporting company and intends to file with the Securities and Exchange Commission (the "SEC") all reports and other information required under the Securities Exchange Act of 1934. The public may read and copy, at certain prescribed rates, such material at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a website at http://www.sec.gov, which contains reports, proxy, other information statements, and other information regarding issuers that file electronically.

Our stock currently has no public trading market. Once this Form SB-2 becomes effective, we intend to prepare a Form 15c2-11 and seek a market maker to apply for a listing on the Over the Counter Bulletin Board (OTCBB). We believe obtaining a listing on the OTCBB will provide some liquidity for our shareholders and create a public market for our securities. However, there is no guarantee that MGCC will obtain a listing or that a public market for our securities will develop, even if we do obtain a listing on the OTCBB.

We do not plan to send annual reports to our shareholders. However, upon request we will send our shareholders a copy of our annual report (which will include audited financial statements) free of charge. We will also provide free of charge, to each person who has received a prospectus, a copy of any information incorporated herein by reference. To request such information, call (702) 575-8073 or write to: Raymond R. Cottrell, president, MGCC Investment Strategies Inc., 3105 N. Rainbow Bvld, Las Vegas, Nevada 89108.

First page of the prospectus
                                     SUMMARY
The following summary highlights the more detailed information and financial statements appearing elsewhere in this prospectus. It is only a summary. We urge you to read the entire prospectus carefully, especially the risks of investing in our common stock as discussed in the "Risk Factors" section beginning on page 6.

                        MGCC INVESTMENT STRATEGIES, INC.

MGCC Investment Strategies, Inc. was organized on in Nevada on June 8, 2000.

We intend to provide guidance to public companies and other companies wishing to enter the public markets to raise capital, raise awareness of their businesses and effect strategic mergers, acquisition and other business combinations. We may receive fees as compensation for our efforts.


                                  THE OFFERING

Securities Offered.                 1,000,000 shares of common stock.

Shares of Common Stock Outstanding. Before Offering  .................1,000,000
                                    After Offering....................2,000,000

Use of Proceeds by MGCC             MGCC will use
                                    the proceeds from this offering to (1) pay costs of the offering (estimated at $10,000); (2) to pay working capital expenses related to the startup of the business. There is a possibility that we may not sell any of the securities offered in this offering; or that we may only sell a minimal amount of securities.

Risk Factors                        The stock offered by this prospectus is
                                    speculative and involves a high degree of risk. Investors should not buy this stock unless they can afford to lose their entire investment.

                       SUMMARY OF SELECTED FINANCIAL DATA

                                                                    Inception
                                                                   Twelve Months          June 8, 2000
                                                                       Ended                   to
                                                                     December 31,           December 31,
                                                                        2001                   2000
                                                               ------------------     -----------------
REVENUE
     Revenues                                                  $               -       $              -
                                                               ------------------     -----------------
         TOTAL REVENUE

EXPENSES
     General and Administrative Expenses                                    5,064                 2,632
                                                               ------------------     -----------------

NET LOSS FROM OPERATIONS                                                    5,064                 2,632

                                                               ==================     =================
NET LOSS FOR THE PERIOD                                        $            5,064     $           2,632

BALANCE SHEET DATA
     Working Capital (Deficit)                                 $          (7,814)     $          -
     Total Assets                                                          2,841                 -
     Total Liabilities                                                     7,905                 -
     Minority Interest                                                         -                 -
     Shareholders' Equity Deficit                                          5,064                  2,632

Income (Loss) per Common Share

     Income (Loss) basic and undiluted                                   (0.0051)               (0.0026)

                                                               -----------------      -----------------
     Diluted Income (Loss) per weighted average
     common share outstanding                                            (0.0051)               (0.0026)

                                                               ==================     =================
     Weighted average shares outstanding                                1,000,000             1,000,000

                                  RISK FACTORS

The stock offered in this prospectus inherently involves a high degree of risk, and you should carefully consider the possibility that you may lose your entire investment. Given this possibility, we encourage you to evaluate the following risk factors and all other information contained in this prospectus before buying the common stock of MGCC . Any of the following risks, alone or together, could adversely affect our business, our financial condition, or the results of our operations, and therefore the value of your stock.

Risks Related to MGCC's Business

1. LIMITED OPERATING HISTORY; HISTORY OF LOSSES; SIGNIFICANT ACCUMULATED AND WORKING CAPITAL DEFICITS

The Company is a development stage company which has no operating history upon which an evaluation of its future performance and prospects can be made. The Company's prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition. Since inception, the Company has incurred significant losses.

2. LIMITED CAPITAL AND NEED FOR SIGNIFICANT ADDITIONAL FINANCING

The Company anticipates that the net proceeds of this offering will satisfy its operating cash requirements for at least 12 months after this offering is consummated. However, no assurance can be given that The Company will not require additional financing sooner than currently anticipated. In order to continue with its planned operations, the Company is dependent upon additional equity financing. There can be no assurance that additional equity financing can be obtained.

3. DEVELOPMENT STAGE COMPANY

The Company is still in the development stage and has not commenced operations. Its operations are subject to all of the risks inherent in establishing a new business enterprise. The Company's potential for success must be considered in light of the problem, expenses, difficulties, complications and delays frequently encountered in connection with a new business. No assurance can be given that the Company Post will be successful.

4. NO PUBLIC MARKET AND POSSIBLE VOLATILITY OF COMMON STOCK PRICES

Prior to this offering, MGCC Investment Strategies Inc.'s common shares have never been freely traded and there is no public market for its stock. No assurance can be given that an active public market will develop or be sustained after the offering. There also can be no assurance that MGCC Investment Strategies Inc.'s securities will be quoted on any recognized quotation medium. The initial public offering price of the shares has been arbitrarily determined by MGCC Investment Strategies Inc.. The trading price of the securities could be subject to wide fluctuations in response to quarter-to- quarter variations in operating results, announcements, and other events or factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for many companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the securities.

5. PENNY STOCK RESTRICTIONS

MGCC Investment Strategies Inc.'s securities are not currently quoted on any recognized quotation medium. While there can be no assurance that any public market will ever develop for MGCC Investment Strategies Inc.'s common stock, if such a market should develop, trading its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage them from effecting transactions in MGCC Investment Strategies Inc.'s securities, which could severely limit the liquidity of MGCC Investment Strategies Inc.'s securities and the ability of purchasers in this offering to sell such securities in the secondary market.

6. BROAD DISCRETION IN APPLICATION OF NET PROCEEDS BY MANAGEMENT

The estimated net proceeds of the offering has been allocated to working capital and general corporate purposes. Accordingly, MGCC Investment Strategies Inc.'s management will have broad discretion as to the application of these proceeds. A portion of the proceeds allocated to working capital may be used by MGCC Investment Strategies Inc. to pay salaries, including salaries of its executive officers, and for acquisitions. Although MGCC currently has no agreement, arrangement or understanding with respect to any acquisition, should an acquisition opportunity be identified by MGCC Investment Strategies Inc., the Board of Directors may have the ability to approve such acquisition without seeking stockholder approval.

7. DILUTION

The public offering price is substantially higher than the net tangible book value per share of the currently outstanding Common Stock. Investors purchasing shares of Common Stock in the Offering will therefore experience immediate dilution in net tangible book value, assuming a $1.00 per share offering price.
See "Dilution."

8. DEPENDENCE ON KEY PERSONNEL

The Company's performance is substantially dependent on the performance of its executive officers and other key employees and its ability to attract, train, retain and motivate high quality personnel, especially highly qualified technical and managerial personnel. The loss of the services of any of its executive officers or key employees could have a material adverse effect on its business, results of operations or financial condition. Competition for talented personnel is intense, and there can be no assurance that the Company will be able to continue to attract, train, retain or motivate other highly qualified technical and managerial personnel in the future.

9. GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

The Company is not currently
subject to direct regulation by any government agency, other than regulations applicable to businesses generally. However, governmental regulators may, in the future, seek to impose regulations on Internet activities. There are currently few laws or regulations directly applicable to access to or commerce on the Internet. Due to increasing popularity and use of the Internet, however, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing, characteristics and quality of products and services. The adoption of any additional laws or regulations may also decrease the growth of the Internet, which could in turn decrease the demand for the Company's products and services or could increase the Company's cost of doing business. Moreover, the applicability to the Internet of a range of existing laws in domestic and international jurisdictions governing issues such as commerce, taxation, property ownership, defamation and personal privacy is uncertain and will likely evolve over the course of many years. Any such new legislation or regulation or application or interpretation of existing laws, including tax laws, could have an adverse effect on the company's business, results of operations and financial condition.

10. INTENSE COMPETITION

The market for Investment Banking consulting services is highly competitive and lacks significant barriers to entry. The Company expects competition to intensify in the future. Numerous well-established companies and smaller entrepreneurial companies marketing services that will compete with the Company's services. There can be no assurance that the Company will be able to compete successfully or that competitive pressures, including possible downward pressure on the prices it charges for its services, will not adversely affect its business, results of operations and financial condition.

11. DEPENDENCE ON THIRD PARTY

The Company expects to be somewhat dependent on a number of third-party relationships. The Company is generally dependent on other third-party relationships with accountants, lawyers, public relations professionals, advertisers, broker-dealers, venture capital funds, hedge funds, and other partners. Most of these arrangements do not require future minimum commitments to use the Company's services, are often not exclusive and are often short-term or may be terminated at the convenience of the other party. There can be no assurance that these third parties will not reassess their commitment to the Company at any time in the future, or that they will not develop their own competitive services or products. Further, there can be no assurance that the services of these companies will achieve market acceptance or commercial success and therefore there can be no assurance that the Company's existing relationships will result in sustained or successful business partnerships or significant revenues for the Company.

12. DEPENDENCE ON CONTINUED GROWTH OF THE INTERNET

The Company's future success is somewhat dependent upon continued growth in the use of the Internet generally and, in particular, as a medium for advertising, marketing, services and commerce. Commercial use of the Internet is at an early stage of development, and market acceptance of the Internet as a medium for advertising, information services and commerce is subject to a high level of uncertainty. The relative effectiveness of the Internet as an advertising medium as compared to traditional advertising media, for example, has not been determined. Further, there can be no assurance that the required infrastructure to support future Internet user and traffic growth or complementary products or services necessary to make the Internet a viable commercial marketplace will be developed, or, if they are developed, that the Internet will become a viable commercial marketplace for products and services such as those offered by the Company. If commercial use of the Internet fails to continue to expand, the Company's business, results of operations and financial condition would be adversely affected.

13. WE MAY NOT SELL ANY OR ONLY A LIMITED NUMBER OF SECURITIES OFFERED BY
MGCC

The possibility exists that we will not sell any of the securities detailed in this offering; or that we will sell only a limited number of securities.
MGCC has incurred expenses related to this offering. The offering expenses are to be paid from the proceeds of the offering.

                                 USE OF PROCEEDS

Investors should be aware that there is no assurance that MGCC will sell any of the securities offered and that our offering does not require any minimum number of securities to be purchased. MGCC will use any proceeds from this offering in the following manner, and in the following order of priority.


    Priority      Use of Proceeds                                Est'd Cost
---------------   ---------------------------------------------  --------------
        1         Costs of offering                                 $10,000
---------------   ---------------------------------------------  --------------
        2         Working Capital Related to Startup of Business    $90,000
---------------   ---------------------------------------------  --------------
                  Total                                             $100,000

                         DETERMINATION OF OFFERING PRICE

Before this offering, there has been no public market for the shares of our common stock. Accordingly, the price of the common shares stated in this prospectus, $0.10, was determined by an arbitrary process based upon our internal, subjective evaluation. Among the factors considered in determining the initial estimated price of the common shares were:
1.Our history and our prospects;
2.The industry in which we operate;
3.The status and development prospects for our proposed products and services; 4.Our principal's past and present operating results in other companies;
5.The previous experience of our executive officers; and 6.The general condition of the securities markets at the time of this offering.
The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock offered in this prospectus. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the common stock can be resold at or above the initial public offering price.

                                    DILUTION

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completing this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly because we have arbitrarily determined the offering price for the shares offered in this prospectus. Dilution also occurs because of the lower book value of the shares held by our current stockholders.

As of December 31, 2001, the net tangible book value of our shares of common stock was ($5,064) or approximately ($0.0051) per share, based on 1,000,000 shares outstanding. Upon completion of this offering, if 100% of the offered shares are sold, the net tangible book value of the 2,000,000 shares to be outstanding will be $94,936, or approximately $0.047 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.052 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.047 per share.

Upon completion of this offering, if 75% of the offered shares are sold, the net tangible book value of the 1,750,000 shares to be outstanding will be $69,936, or approximately $0.040 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.045 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.040 per share.

Upon completion of this offering, if 50% of the offered shares are sold, the net tangible book value of the 1,500,000 shares to be outstanding will be $44,936, or approximately $0.030 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.035 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.030 per share.

Upon completion of this offering, if 25% of the offered shares are sold, the net tangible book value of the 1,250,000 shares to be outstanding will be $19,936, or approximately $0.016 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.021 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.016 per share.

Upon completion of this offering, if 5% of the offered shares are sold, the net tangible book value of the 1,050,000 shares to be outstanding will be ($64), or approximately ($0.0001) per share. The net tangible book value of the shares held by our existing stockholders will be increased by ($0.005) per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to ($0.0001) per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS

Price per share ....................................................... $ 0.0026
Net tangible book value per share before offering.....................($ 0.0051)
Net tangible book value per share after offering assuming
    all shares are sold................................................ $  0.047
Net Increase in tangible book value to existing stockholders after offering assuming all shares are sold...............................$  0.052
Capital contributions...................................................$  2,632
Number of shares outstanding before the offering...................... 1,000,000
Number of shares after offering held by existing stockholders .........1,000,000
Percentage of ownership after offering...................................... 50%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD

Price per share........................................................  $ 0.10
Dilution per share....................................................  $ 0.053
Capital contributions................................................ $ 100,000
Number of shares after offering held by public investors............. 1,000,000
Percentage of ownership after offering....................................  50%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD

Price per share........................................................  $ 0.10
Dilution per share....................................................  $ 0.060
Capital contributions................................................ $  75,000
Number of shares after offering held by public investors..............  750,000
Percentage of ownership after offering....................................  43%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

Price per share........................................................  $ 0.10
Dilution per share....................................................  $ 0.070
Capital contributions................................................ $  50,000
Number of shares after offering held by public investors .............  500,000
Percentage of ownership after offering .....................................33%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD

Price per................................................................$ 0.10
Dilution per share......................................................$ 0.084
Capital contributions.................................................$  25,000
Number of shares after offering held by public investors..............  250,000
Percentage of ownership after offering......................................20%

PURCHASERS OF SHARES IN THIS OFFERING IF 5% OF SHARES SOLD

Price per share.........................................................$  0.10
Dilution per share......................................................$  0.10
Capital contributions...................................................$ 5,000
Number of shares after offering held by public investors................ 50,000
Percentage of ownership after offering. . . . . . . . . . . . . . . . . . .4.8%

                              PLAN OF DISTRIBUTION

We plan to offer and sell a maximum of 1,000,000 shares of MGCC's $0.0001 par value common stock to the public at a purchase price of ten cents ($0.10) per share. The offering will be made on a "self-underwritten" basis, meaning we will sell shares through our director, Raymond R. Cottrell, without an underwriter, and without any selling agents. Officers, directors and affiliates may not purchase shares in this offering. The offering will be made on a continuous basis until December 31, 2002, when this offering will end. There will be no extensions to this offering. This is not an underwritten offering. The gross proceeds from this offering will be $100,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, to any person or firm in connection with solicitation of sales of the shares.

There is no minimum investment or minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. There is no requirement to place funds in an escrow or trust account during the offering period, and no money will be returned to you once we accept your subscription. Once the SEC declares this offering effective, the shares of common stock represented by the offering will be registered pursuant to Section 5 of the Securities Act of 1933.

We will sell the shares in this offering through Raymond R. Cottrell, one of our directors. Mr. Cottrell will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will offer to sell them our common stock. Mr. Cottrell will receive no commission from the sale of any shares. Mr. Cottrell will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker- dealer. The conditions are that:

     1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Cottrell is not subject to disqualification, is not being compensated, and is not associated with a broker- dealer. Mr. Cottrell is and will continue to be one of our directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or an associated person of a broker/dealer. Mr. Cottrell has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Cottrell intends to contact persons with whom he had a past or has a current personal or business relationship and solicit them to invest in this offering.

There may be significant restrictions on the resale of our stock due to Federal Penny Stock Regulations. These restrictions may include that a broker or dealer must furnish additional information to a customer prior to entering into a transaction with a customer, the broker or dealer must disclose certain bid and offer quotation information with regard to our stock and any compensation paid to the broker or dealer or any cash compensation paid to any associated person of the broker or dealer.

Our stock differs from many stocks, in that it is a "penny stock." The SEC has adopted a number of rules to regulate penny stocks. These rules require that a broker or dealer, prior to entering into a transaction with a customer must first furnish certain information related to the penny stock. The information that must be disclosed includes; quotes on the bid and offer, any form of compensation to be received by the broker in connection with the transaction and information related to any cash compensation paid to any person associated with the broker or dealer.

These rules may affect your ability to sell our shares in any market that may develop for MGCC stock. Should a market for our stock develop among dealers it may be inactive. Investors in penny stocks often are unable to sell stock back to the dealer that sold it to them. The mark-ups or commissions charged by broker-dealers may be greater than any profit a seller can make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold it to them. In some cases, the stock value may fall quickly. Investors may be unable to gain any profit from any sale of the stock, if they can sell it at all.

Procedures for Subscribing: If you decide to subscribe for any shares in this offering, you must:

     1.   execute and deliver to us a subscription agreement; and

     2.   deliver a check or certified funds to us for acceptance or rejection.

     3. no offer for sale can be made or subscriptions accepted until the registration statement has been declared effective by the SEC.

All checks for subscriptions must be made payable to "MGCC INVESTMENT STRATEGIES INC."

Right to Reject Subscriptions: We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will immediately return all monies from rejected subscriptions to the subscriber, without interest or deductions. We will accept or reject subscriptions for within 48 hours after we receive them.

Regulation M of the Securities and Exchange Act of 1934 (which replaced Rule 10b-6) may prohibit a broker/dealer from engaging in any market making activities with regard to a company's securities. Under ss.242.104 of Regulation M, stabilizing is prohibited except for the purpose of preventing or retarding a decline in the market price of a security. We do not plan to engage in any passive stabilizing activities.

                                LEGAL PROCEEDINGS

The validity of the Common Stock offered hereby will be passed upon for MGCC Investment Strategies Inc. by:

                              Thomas J. Rotert, Esq.
                              618 Loma Avenue
                              Long Beach, CA 90814
                              (562)881-6455

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSONS

The following persons are officers and directors of MGCC as of the date of this prospectus:

Name                                    Age                Position
----------------                        ---         -----------------------

Raymond R. Cottrell                     62          Director, CEO & President
Christopher R. Cottrell                 31          CFO & Vice President
Richard Kaiser,                         37          Vice President

Directors and Officers

Raymond R. Cottrell, has served MGCC as Director,CEO & President since its inception on June 8, 2000, and has been active in the area of early-stage business development since 1976. Prior to 1987 he was a partner in Noramco Capital Corp., a privately owned investment-banking firm in Vancouver. During his time at Noramco, more than $500,000,000 was raised for client companies, and the assets of the firm grew to $50,000,000. In 1987, Mr. Cottrell formed Grey Point Capital and served a small number of clients until 1992, when he assisted in the formation of Biocoll Medical Corp., a public company, engaged in the development of products for the regeneration of bone and tissue in humans. From 1993 to 1998, he served as an Officer and Director of the firm, which changed its name to GenSci Regeneration Sciences, Inc., along the way. In excess of $50,000,000 was raised for GenSci during that period. In 1998, he stepped down from the positions to continue his career in investment banking but agreed to remain as a consultant to GenSci. Since 1976, Mr. Cottrell has accumulated an extensive amount of general business and public company experience. Raymond has held the following directorships in public companies. Golden Knight Resources (1982 to April 20, 1999), Nicholas Financial (NASDAQ:NICK 1991 to February 10, 1999), GenSci Regeneration
Sciences (TOR:GNS.TO 1992 to September 25, 1997), Consolidated Builders
Supply (OTCBB:CBSC 1998 to March 15, 1999). Raymond is the father of Christopher R. Cottrell, the Company's Vice President and CFO.


Christopher R. Cottrell, CFA, has served MGCC as Vice President & CFO since its inception on June 8, 2000, and has been in the finance industry since 1993. He worked in various capacities in corporate finance for CIBC, a major banking institution, until 1996. He then joined GE Capital Services (a wholly owned subsidiary of the General Electric Corporation) in Commercial Equipment Finance. While at GE Capital Mr. Cottrell developed a regional manufacturing equipment finance market and successfully completed $17,000,000 in financing for a number client companies. In 1998 he made the decision to join in the formation of McKinley Greenfield Capital Corp. Mr. Cottrell has held the position of Vice president of McKinley Greenfield since 1998 and from January 2001 to September 2001 he also held the position of CFO of VOD Network Solutions Inc. a private company in the new media industry. Mr. Cottrell graduated with a Bachelor of Commerce in finance from the University of British Columbia in 1992. In 1998 he was awarded the Chartered Financial Analysts (CFA) designation and is a current member of the Association Management and Research (AIMR). Christopher is the son of Raymond R. Cottrell, the Company's President and CEO.
                                       14

Richard Kaiser, Vice President, earned a Bachelor of Arts degree in International Economic from Oakland University (formally known as Michigan State University Honors College) in 1992. He has worked as a senior staff accountant for a large CPA firm and operated and managed his own gem stone international importing business in Detroit, Michigan. He was a senior export-import broker for F.W. Meyers & Co. of Detroit, responsible for worldwide movements of auto parts for Chrysler Corporation. Mr. Kaiser has contracted his international trade services for Mercedes Benz in Germany and currently is President of an export-import management company, which develops proficient, cost effective trading routes for goods and services. Mr. Kaiser is also President of YES International, an international investor and public relations firm that provides consulting and promotional services for public companies on domestic and international equity markets. The company has developed and maintained a following of international investors for a number of various public companies.

No other person is expected to make a significant contribution to MGCC who is not identified in this prospectus as an executive officer or director of MGCC.

All executive officers are appointed by the board and hold office until the board appoints their successors or they resign.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of MGCC's common stock as of December 31, 2001, with respect to: (i) each person known to MGCC to be the beneficial owner of more than five percent of MGCC's common stock; (ii) all directors; and (iii) directors and executive officers of MGCC as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of December 31, 2001, there were 1,000,000 shares of common stock issued and outstanding.

                                                                   Nature of            Amount of
    Title of Class                Name and Address                 Ownership            Ownership           Percent of class
----------------------  -------------------------------------  -----------------  ---------------------- -----------------------
     Common Stock                 Raymond R. Cottrell              Beneficial(1)        1,000,000                100 %
     ($0.0001 par               Director and President
        value)                  9221 Villa Ridge Drive
                                Las Vegas, Nevada 89134
----------------------  -------------------------------------  -----------------  ---------------------- -----------------------
     Common Stock            All Directors and Executive          Beneficial            1,000,000                100 %
     ($0.0001) par                Officers as a Group
        value
----------------------  -------------------------------------  -----------------  ---------------------- -----------------------

                            DESCRIPTION OF SECURITIES

General

The authorized capital stock of MGCC Investment Strategies Inc. consists of 40,000,000 shares of Common Stock, $.0001 par value per share; and 10,000,000 of Preferred Shares, $.0001 par value per share. Upon consummation of this Offering, there will be outstanding 2,000,000 shares of Common Stock and 0 shares of Preferred Stock.

Shares of Common Stock

Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote is required for all actions to be taken by stockholders. In the event of a liquidation, dissolution or wind-up of MGCC , the holders of common stock are entitled to share equally and ratably in the assets of MGCC , if any, remaining after the payment of all debts and liabilities of MGCC and the liquidation preference of any outstanding preferred stock. There are no dividend, voting, preemptive or other rights associated with MGCC 's common stock, except those generally provided under state law.

MGCC has not paid any cash dividends since inception and does not anticipate doing so in the foreseeable future. The future payment of cash and non-cash dividends, if any, on the common stock is within the discretion of the board of directors and will depend on MGCC's earnings, capital requirements, financial condition and other relevant factors. No assurance can be made that any cash or non-cash dividends will be paid on the common stock in the future.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel" (as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933) whose services were used in the preparation of this Form SB-2/A-1 was hired on a contingent basis or will receive a direct or indirect interest in MGCC .

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for MGCC by Thomas Rotert, Esq., an attorney licensed in the states of California and Nevada.

Experts

The financial statements of MGCC as of December 31, 2001, audited by William A. Meyler, P.C., Certified Public Accountant, our independent auditor, as stated in his report appearing herein dated April 24, 2002.

                      SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, MGCC Investment Strategies Inc. will have 2,000,000 shares of Common Stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with MGCC Investment Strategies Inc.), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of MGCC Investment Strategies Inc., may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of MGCC Investment Strategies Inc. without regard to volume limitations.

Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for MGCC Investment Strategies Inc.'s shares of common stock. However, MGCC Investment Strategies Inc. has indicated that, upon successful completion of this offering, it will file an application under Rule 15c-211 for a quotation of MGCC Investment Strategies Inc.'s securities on the Bulletin Board. There can be no assurance that the application will be granted or that MGCC Investment Strategies Inc.'s securities will be quoted on any quotation medium or service. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

                  LIMITATIONS ON DIRECTORS AND OFFICERS LIABILITY

        The Articles of Incorporation of the Company provide that a Director or Officer of the Company shall not be liable to the Company or its shareholders for damages for breach of fiduciary duty as a Director or Officer except where such breach involved intentional misconduct, fraud or a knowing violation of the law and where such intentional misconduct, fraud or knowing violation of the law was material to the breach of fiduciary duty by the Director or Office.

                      ORGANIZATION WITHIN THE LAST FIVE YEARS

MGCC Investment Strategies Inc. was incorporated on June 8, 2000.

                           DESCRIPTION OF BUSINESS

Overview

MGCC Investment Strategies Inc. is a development stage company incorporated on June 8, 2000, .The Company will provide investment banking consulting and management advisory services to emerging companies.

The Company intends to focus its efforts in four areas: Investment Banking Services, Business Consulting, Broker Relations, and Public Relations.

Investment Banking Consulting Services:

MGCC will provide investment banking consulting services to emerging companies in the areas of raising capital and corporate finance advisory. The Officers of MGCC, through their previous business endeavors have developed experience in locating and contacting potential sources of debt and equity capital, which is sought by emerging and developing companies in support of their growth and diversification plans. MGCC will introduce clients to capital sources, a service for which it will charge consulting fees. MGCC is in its organization and development stage and has not yet obtained any clients.
MGCC will provide a broad range of services to expedite the capital-raising process and optimize the outcome, including:
-Industry analysis and due diligence
-Preparation of investment summary and private placement memorandum
-Financial analysis and assistance with projections
-Valuation
-Capital structure advice
-Marketing to appropriate institutional, venture capital and angel investors
-Negotiating terms with investors
-Assisting with closing
MGCC will work with future clients to successfully complete a broad range of assignments, including the purchases and sales of public and private companies and the divestiture of subsidiaries and divisions. The Company will provide a series of critical services in these transactions, including:
-Conducting a thorough due diligence review of the business, its products, markets, competitive position and growth opportunities
-Identifying and contacting on a confidential basis those parties with the greatest strategic motivation for pursuing the transaction
-Structuring, negotiating, documenting and closing transactions


Business Consulting Services:

MGCC recognizes the challenges that face emerging companies. Its business consulting services focus on serving this market segment, no matter what the industry or stage of growth. The Company concentrates in advising these companies in the following areas:

-Operations Management
-Financial Analysis and Business Valuation

Operations Management refers to a wide range of services that help clients meet performance and profitability objectives. From the selection of executives and board members to process management, MGCC works closely with its clients to identify improvement opportunities and provide the guidance to execute on those opportunities. Specifically the Operations management service encompass:

-Corporate Strategy
-Organizational Planning
-Operations Strategy & Plan Development
-Policy Analysis & Design
-Business Plan Development & Market Analysis
-Post Merger Integration

Financial Analysis and Business Valuation are important tools that can help emerging companies gain a complete understanding of the financial implications of organizational decisions. When emerging companies are considering an investment, putting together a business plan, or are attempting to sell a business, it is not advisable to make best guesses about the financial impact of decisions. MGCC is an objective expert providing a full range of economic and business valuation services, which include:

-Business valuation
-Business plan support
-Litigation support and dispute resolution

Broker Relations:

Broker Relations are the key link to the investing public. MGCC Investments Inc. will provide the brokerage community with the proper information and disclosure materials about its clients, which will allow the broker to decide whether or not to recommend client company shares. The Corporate Communications division will use a variety of methods to reach the brokerage community. The process begins by seeking out securities dealers across North America who seem to have interest in small and micro-capitalization companies and listing those so located in an extensive database. Building contacts and relationships with these brokers then follows it. In addition to interpersonal communications, the Corporate Communications division will develop advertising campaigns targeted to the professional investor through select publications. By providing the brokerage community with complete disclosures, sufficient corporate data and consistent updates, MGCC will become a trusted source of valuable information.

Public Relations:

Financial public relations services are generally rendered in connection with a client who has publicly traded securities. Included are advisory and consulting services to the client with respect to its relationship and interaction with the public financial community and existing and potential shareholders. MGCC provides continuing assistance and consultation to clients in executing the plan developed for maintaining a successful market for its securities.

Competition

Competition in the financial and business services and consulting firms and insurance firms provide investment banking and management consulting services, but focus on the mid-market and larger companies. In addition many mutual funds and other venture capital consulting firms are in the business of developing technologies and Internet related companies.

    Corporate Services Market

Competition in the corporate services market ranges from the largest investment banks to regional banks and independent consultants. The majority of these competitors focus on companies that have achieved some level of development. The small business or emerging company often does not have the resources or achieved the level of development to gain the assistance of these competitors. The Company consults to these types of emerging companies.

Government Regulation

Government approval is not necessary for MGCC Investment Strategies Inc.'s business, and government regulations have no effect or a negligible effect on their respective businesses.

Employees

The Company currently has 3 employees consisting of the Officers who serve on a part time basis as needed. As the Company develops business opportunities, each of them has agreed to contribute up to twenty hours per week on an "as required" basis. The Company will hire outside independent contractors to provide technical expertise where current employees do not possess certain required skills.There are currently no employment agreements in place with any employee of the Company.

Legal Proceedings

MGCC Investment Strategies Inc. is not subject to any pending litigation, legal proceedings or claims.

Reports to Security Holders

We are not required to deliver an annual report to security holders and do not plan to send a copy of the annual report to them. If we choose to create an annual report, it will contain audited financial statements. We intend to file all required information with the Securities and Exchange Commission ("SEC"). We plan to file with the SEC our Forms 10KSB, 10QSB and all other forms that are or may become applicable to us.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public ReferenceRoom by calling the SEC at 1-800-SEC-0330. We have filed all statements andforms with the SEC electronically, and they are available for viewing or copy onthe SEC's Internet site, that contains reports, proxy and information statements, and other information regarding issuers that file electronicallywith the SEC.
The Internet address for this site is http://www.sec.gov.

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITION AND RESULTS OF OPERATIONS


COMPANY OVERVIEW

While MGCC Investment Strategies Inc. has not yet begun operations, the Company's business model is to provide guidance to public companies and other companies wishing to enter the public markets to raise capital, raise awareness of their businesses and effect strategic mergers, acquisition and other business combinations.

PLAN OF OPERATIONS-IN GENERAL

MGCC intends to provide organizational and creative financing solutions to emerging and development companies. The Company's network of association includes institutional investment firms, brokerage houses, merchant banks, mutual fund advisors, investor and public relations firms and insurance and financial planning firms. Through their previous activities with other corporations, MGCC's team of professionals has successfully arranged debt and equity financing for small to medium sized international corporations through public offerings, mergers of private companies into publicly traded corporations, secondary offerings and private placements.

MGCC represents the culmination of several years of effort by its founders in establishing an investment-banking expertise to serve small to medium sized companies, and provide superior investment opportunities to a select group of investment specialists. The Company's employee experience base allows it to provide clients with a wide range of services in the following areas:


-Investment Banking Services
-Business Consulting
-Broker Relations
-Shareholder Relations

MGCC's management team believes that today's marketplace remains strong for well-positioned and well-managed companies to attain funding at historically low rates of interest and equity dilution. The Company will use its network of affiliation to seek out new clients and establish consulting relationships with them. In addition MGCC will create a website and use it to market itself to potential clients.

                             DESCRIPTION OF PROPERTY

Location and Description

The Company has no assets at this time. It currently shares office space in a leased premises in Las Vegas, NV. The space is limited, and as the Company requires more employees devoting substantial time to the Company's efforts, additional or separate designated office facilities will be required.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MGCC has no public trading market. In an effort to provide some liquidity for MGCC's shareholders and create a public market for its securities, MGCC intends to file a Form 15c2-11 so that it may obtain a listing on the Over the Counter Bulletin Board ("OTC BB") shortly after this offering becoming effective. However, there is no guarantee that MGCC will obtain a listing on the OTC BB or that a public market for MGCC's securities will develop even if a listing on the OTC BB is obtained.

Record Holders

As of December 31, 2001, there was one shareholder of record holding a total of 1,000,000 shares of common stock. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

MGCC has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the board of directors and will depend on MGCC 's earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit MGCC's ability to pay dividends on its common stock other than those generally imposed by applicable state law.

                             EXECUTIVE COMPENSATION

No compensation in excess of $1,000 was awarded to, earned by, or paid to any executive officer or employee of MGCC during the years 2000 through 2001.
The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued by Raymond Cottrell, MGCC's president and chief executive officer for the past three years.

                                                SUMMARY COMPENSATION TABLE

Annual Compensation                                                         Long Term Compensation
                                                                     Awards                      Payouts
                                                         Restricted       Securities
     Name and                              Other Annual     Stock         Underlying         LTIP          All Other
    Principal             Salary   Bonus   Compensation    Award(s)         Options         payouts        Compensation
     Position      Year     ($)     ($)         ($)          ($)           SARs(#)           ($)              ($)
Raymond Cottrell   2001      -       -           -            -                -              -                -
President &        2000      -       -           -            -                -              -                -
Director

Compensation of Directors

MGCC 's directors are not currently compensated for their services as directors of MGCC .

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MGCC Investment Strategies Inc. has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of its board of directors.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

There were no changes in accountants or disagreements between MGCC and its accountants.

                           AUDITED FINANICAL STATEMENT

                         MGCC INVESTMENT STRATEGIES, INC.

                            DECEMBER 31, 2001 AND 2000

                           MGCC INVESTMENT STARTEGIES, INC.

                                      CONTENTS





                                                                            Page

Report of Independent Auditor .. . . . . . . . .  . . . . . . . . . . . . . F-1


Balance Sheets - December 31, 2001 and 2000 . . ..... . . . . . . . . ..... F-2


Statements of Net Loss the one year periods ended
December 31, 2001 and 2000 . . . . . .... . . . . . . . . . . . . . . . . . F-3


Statements of Stockholder's Equity for the one year periods ended
December 31, 2001 and 2000.. . . . . . . . . . . . . . . . . . . . . . . . . F-4


Statements of Cash Flows for the one year periods ended
December 31, 2001 and 2000 . . . . . . . . . . . . . . . . . . . . . . . . . F-5


Notes to Financial Statements . . . . . . . . . . . . . . . . . . . .. . F-6 - 7

                          REPORT OF INDEPENDENT AUDITOR


Board of Directors
MGCC Investment Strategies, Inc.

I have audited the accompanying balance sheet of MGCC Investment
Strategies, Inc.(a Nevada corporation in the development stage)as of December 31, 2001 and for the period inception June 8, 2000 to December 31, 2000, and the related statements of net loss and stockholder's equity and cash flows for the year ended December 31, 2001 and for the period inception June 8, 2000 to December 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly in all material respects the financial position of MGCC Investment Strategies, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the year ended December 31, 2001 and for the period inception June 8, 2000 to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note B of the financial statement, the company is newly incorporated and to date has no operating activities. Management's plans, in regard to subsequent operating activities, are also described in Note B.


                                             /s/  William A. Meyler
                                           ------------------------------------
                                           William A. Meyler
Middletown, NJ
April 24, 2002

                         MGCC INVESTMENT STRATEGIES, INC.
                         (A Development Stage Enterprise)

                                 BALANCE SHEET


                                                                                  Inception
                                                                                June 8, 2000
                                                              December 31,       to December
                                                                 2001             31, 2000
                                                           -----------------  ----------------
ASSETS

   Current Assets
      Cash                                                  $             91   $             0
                                                            -----------------  ---------------
          Total Current Assets                                            91                 0

   Fixed Assets
      Deferred registration coast                                      2,750                 0
                                                             ----------------  ---------------

TOTAL ASSETS                                                 $          2,841  $             0
                                                             ================  ===============

                       LIABILITIES AND STOCKHOLDER'S EQUITY

                                                                                   Inception
                                                                                 June 8, 2000
                                                              December 31,        to December
                                                                 2001              31, 2000
                                                           -----------------  -----------------
CURRENT LIABILITIES
      Accounts payable                                       $          1,000  $              0
      Due to principal stockholder                                      6,905                 0
                                                             ----------------  ----------------
          Total Current Liabilities                                     7,905                 0

STOCKHOLDER'S EQUITY
      Preferred stock - 10,000,000 shares authorized at
           $0.0001 par value                                 $              0  $              0
      Common stock - 40,000,000 shares authorized at
           $0.0001 par;1,000,000 shares issued
           and outstanding at December 31, 2001 and 2000     $            100  $            100
      Additional contributed capital                                    2,532             2,532
      Deeficit accumulated during development stage                    (7,696)           (2,632)
TOTAL STOCKHOLDER EQUITY DEFICIT                                       (5,064)                0
                                                             ----------------  ----------------

TOTAL LIABILITIES AND
STOCKHOLDER'S EQUITY                                         $          2,841  $              0
                                                             ================  ================



                 See accompanying notes to financial statements

                         MGCC INVESTMENT STRATEGIES, INC.
                         (A Development Stage Enterprise)

                              STATEMENT OF NET LOSS


                                                                                                                 Cumulative
                                                                     For the Year          Inception            Inception
                                                                        ended              June 8, 2000       June 8, 2000
                                                                     December 31,         to December        to December 31,
                                                                         2000                31, 2000           31, 2002
                                                                -------------------- -------------------- -------------------


ADMINISTRATIVE EXPENSES

Incorporation fees paid by principal stockholder                $                  0 $              2,632 $             2,632

Consulting fees due to principal stockholder                                   5,000                    0               5,000

Miscellaneous                                                                     64                    0                  64
                                                                -------------------- -------------------- -------------------
                 Total Administrative Expenses                                 5,064                2,632               7,696
                                                                -------------------- -------------------- -------------------

NET LOSS FOR THE PERIOD                                        $               5,064 $              2,632 $             7,696
                                                                ==================== ==================== ===================

NET LOSS PER SHARE OF COMMON STOCK                             $             (0.0051)$            (0.0026)$           (0.0077)
                                                                ==================== ==================== ===================

Weighted average shares outstanding                                        1,000,000            1,000,000           1,000,000
                                                                ==================== ==================== ===================











                 See accompanying notes to financial statements

                         MGCC INVESTMENT STRATEGIES, INC.
                         (A Development Stage Enterprise)

                         STATEMENT OF STOCKHOLDER'S EQUITY




                                                                              Additional                             Total
                                              Number of          Common          Paid-in      Accumulated    Stockholder's
                                                 Shares           Stock          Capital          Deficit           Equity
                                       ---------------- ---------------  ---------------  ---------------  ---------------
Balance, June 8, 2000                                 0 $             0  $             0  $            0   $            0

Issuance of common stock to
organizing stockholders at
$0.0001 per share                             1,000,000             100            2,532                             2,632

Net loss for year ended
December 31, 2000                                                                                  (2,632)          (2,632)
                                       ---------------- ---------------  ---------------  ---------------  ---------------
Balance, December 31, 2000                    1,000,000             100            2,532           (2,632)

Net loss for year end
December 31, 2001                                                                                  (5,064)           (5,064)
                                       ---------------- ---------------  ---------------  ---------------   ---------------
Balance, December 31, 2001                    1,000,000 $           100  $         2,532   $       (7,696)  $        (5,064)
                                       ================ ===============  ===============  ===============   ===============









                 See accompanying notes to financial statements

                         MGCC INVESTMENT STRATEGIES, INC.
                         (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS


                                                                                                                 Cumulative
                                                                   For the Year          Inception            Inception
                                                                      ended              June 8, 2000       June 8, 2000
                                                                   December 31,         to December        to December 31,
                                                                       2000                31, 2000           31, 2002
                                                              -------------------- -------------------- ------------------


CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss                                                      $             (5,064)$            (2,632) $           (7,696)
Common stock issued for incorporation fees                                                       2,632               2,632
Changes in assets and liabilities
  Accounts payable                                                           1,000                                   1,000
  Due to principal stockholder                                               6,905                                   6,905
                                                              -------------------- -------------------- ------------------
  Net cash provided by operating activities                                  2,841                                   2,841

CASH FLOWS FROM INVESTING ACTIVITIES

Deferred registration costs                                   $             (2,750)$                    $           (2,750)
                                                              -------------------- -------------------- ------------------
Net cash used in investing activities                         $             (2,750)$                    $           (2,750)
                                                              -------------------- -------------------- ------------------
Net decrease in cash                                          $                 91 $                    $               91
                                                              -------------------- -------------------- ------------------


CASH AT BEGINNING OF PERIOD                                   $                    $                    $
                                                              -------------------- -------------------- ------------------
CASH AT END OF PERIOD                                         $                 91 $                    $               91
                                                              ==================== ==================== ==================








                 See accompanying notes to financial statements

                        MCGG INVESTMENT STRATEGIES, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 2001 AND 2000


NOTE A  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION

     MCGG Investment Strategies, Inc. (the company), a development stage enterprise, was organized under the laws of Nevada on June 8, 2000. The company intends to provide guidance to companies wishing to enter the public markets to raise capital, raise awareness of their business, and effect strategic mergers, acquisitions and other business combinations. The company also plans to develop, assist, operate, and invest in internet and Technology companies.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE B - GOING CONCERN

     The company was incorporated on June 8, 2000 and to date has had no operating activities and no significant capital contributions. The company is planning a Securities and Exchange registration under Form SB2. Should the registration become effective, it will seek to sell 1,000,000 shares of its common stock at $.10 per share. It is anticipated that the proceeds will enable the company to commence operations. There is no assurance however, that the registration under Form SB2 will become effective nor is there any assurance that if the proceeds are realized, that the amount will be sufficient to fund the operations of the company.

NOTE C - RELATED PARTY TRANSACTIONS

     The principal stockholder of the company has paid certain costs and expenses on behalf of the company. The company has reimbursed the principal stockholder by issuing, in the year 2000, 1,000,000 shares of its common stock. During the year ended December 31, 2001, the principal stockholder has billed the company $5,000 in consulting fees. Such fees are related directly to his efforts to organize the company, his efforts to coordinate the current registration statement and other general corporate issues and strategies to enable the company to be successful. Additionally, the principal stockholder has paid, on behalf of the company $1,750 of the Deferred Registration costs. The balance of the Deferred Registration costs is in Accounts Payable.

NOTE D - INCOME TAXES

     The company has adopted Financial Accounting Standard Statement No. 109 (FASB No. 109). Under this method, the company recognizes a deferred tax liability or asset for temporary differences between the tax basis of an asset or liability and the related amount reported on the financial statements. The principal types of differences, which are measured at the current tax rates, are net operating loss carry forwards. At December 31, 2001 and 2000, these differences

                        MCGG INVESTMENT STRATEGIES, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 2001 AND 2000



     resulted in a deferred tax asset of approximately $1,150 and $400 respectively. FASB No. 109 requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Accordingly, the company has recorded a valuation allowance for the entire deferred tax asset, and the accompanying financial statements do not reflect any net asset for deferred taxes at December 31, 2001 and 2000.

     The company's net operating loss carry forwards amounted to approximately $7,696 at December 31, 2001.

PART II --   INFORMATION NOT REQUIRED IN PROSPECTUS


INDEMNIFICATION OF DIRECTORS AND OFFICERS

MGCC Investment Strategies Inc.' Certificate of Incorporation provides that the directors of the Company shall be protected from personal liability to the fullest extent permitted by law. MGCC Investment Strategies Inc. By-laws also contain a provision for the indemnification of MGCC Investment Strategies Inc.' directors.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses of this offering, all of which will be paid by MGCC:

         SEC Registration Fee.......................................$246.00
         Accounting Fees and Expenses............................. 3,000.00
         Legal Fees and Expenses...................................3,000.00
         Printing and Engraving Expenses...........................1,750.00
         Transfer Agent and Registrar Fees and Expenses............
         Miscellaneous..........................................   2,004.00
                                                                -----------

                   Total..........................................10,000.00


RECENT SALES OF UNREGISTERED SECURITIES

The principal stockholder of the company has paid costs and expenses in the year 2000 on behalf of the company in the amount of $2,632. The company reimbursed the principal stockholder by issuing, in the year 2000, a convertible debenture in the amount of $2,632 with a conversion price of $0.002632 for those costs. The convertible debenture was converted at the option of the principal stockholder into 1,000,000 shares of its common stock, during the year 2000. During the six months ending June 30, 2001, the principal stockholder has paid additional costs and expenses for which a liability, in the amount of $5,000, has been established. No reimbursement has been made to the principal stockholder to date.

EXHIBITS

Exhibit
Number     Description

3(i)       Articles of Incorporation for MGCC Investment Strategies, Inc.

3(iv)      Bylaws of MGCC Investment Strategies, Inc.

5(i)       Legal Opinion and Consent of Counsel.

6(i)       Specimen Stock Certificate

23         Consent of Independent Certified Public Accountant.

UNDERTAKINGS

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

B.       MGCC will:

         (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)
         (1) or (4) or 497(h) under the Securities Act as part of this registration statement at the time the Commission declared it effective.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2/A-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, State of Nevada, on September 12, 2001.

MGCC Investment Strategies, Inc.

/s/ Raymond R. Cottrell
---------------------------
By Raymond R. Cottrell, CEO & President


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Raymond R. Cottrell
_______________________      President, Director,             June 1, 2002
Raymond R. Cottrell          Chief Executive Officer


/s/ Christopher R. Cottrell
_______________________      Vice President,                  June 1, 2002
Christopher R. Cottrell      Chief Finanical Officer